HONDO OIL & GAS COMPANY

                                          BYLAWS


                                        ARTICLE I
                                         Offices

                   Section 1. Principal Office. The principal office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

                   Section 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                        ARTICLE II
                                           Seal

                   The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".

                                       ARTICLE III
                                 Meeting of Stockholders

                   Section 1. Place of Meeting. Meetings of the stockholders for the selection of directors shall be held at such place within the State of New Mexico, or such other place, as the Board of Directors may fix, provided that at least ten (10) days' notice be given to stockholders entitled to vote thereat of the place so fixed. Each other meeting of the stockholders may be held at such place, either within or without the State of Delaware, as may be stated in the notice or waiver of notice of such meeting.

                   Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time each year as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect directors by a plurality vote and shall transact such other business as may properly be brought before the meeting.

                   Section 3. Special Meeting. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors, the President or by the Board of Directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the Chairman, the President or the Secretary whenever stockholder owning a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request shall state the purpose or purposes of the proposed meeting.

                   Section 4. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the time and place thereof, and, if a special meeting, the purpose or purposes in general terms for which the meeting is called shall not less than ten (10) days


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       before such meeting be served upon or mailed to each stockholder entitled to vote thereat, at his address as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, then to the address designated in such request.

                   Notice of the time, place and/or purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

                   SECTION 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. If, however, such majority shall not be present or represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournment for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                   SECTION 6. Votes. Proxies. At each meeting of stockholders, every stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the books of the Corporation on the date on which the transfer books were closed, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting. At each such meeting every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

                   All elections of directors shall be held by ballot. If the Chairman of the meeting shall so determine, a vote may be taken upon any other matter by ballot, and shall be so taken upon the request of any stockholder entitled to vote on such matter.

                   At elections of directors, the Chairman shall appoint two inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability and who shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no director or candidate for the office of director shall be appointed as such inspector.




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                   A nomination for the position of director shall be accepted, and votes cast for a proposed nominee shall be counted, by the inspectors of election only if the Secretary of the Company has received at least 30 days prior to the meeting a statement over the signature of the proposed nominee that he consents to being a nominee and, if elected, intends to serve as a director. Such statement shall also contain the number of shares of stock of the Corporation held by the nominee, occupations and business history for the previous five years, other directorships, names of business entities in which the proposed nominee owns a 10 percent or more equity interest, listing of any criminal convictions including federal or state securities violations, and all other information required by the federal proxy rules in effect at the time the proposed nominee submits said statement.

                   SECTION 7. Organization. The Chairman of the Board, if there be one, or in his absence the President, or in the absence of both the Chairman of the Board and the President, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders and, in his absence, the presiding officer may appoint a secretary.

                                        ARTICLE IV
                                        Directors

                      SECTION 1. Number. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than three (3) nor more than eleven (11)
       directors, none of whom need be a stockholder.   The Board of Directors
       of the Corporation shall initially be composed of five (5) directors, but the Board may at any time by resolution increase or decrease the number of directors to not more than eleven (11) or less than three (3), and the vacancies resulting from any such increase shall be filled as provided in Section 3 of this Article IV.

                   SECTION 2. Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article.

                   SECTION 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, by a majority vote may fill the vacancies or newly created directorships, or any such vacancies or newly created directorships may be filled by the stockholders at any meeting.

                   SECTION 4.  Removal by Stockholders.   The holders of record
       of the capital stock of the Corporation entitled to vote for the election of directors may in their discretion at any meeting duly called for the purpose, by a majority vote, remove any director or directors and elect a new director or directors in place thereof.

                   SECTION 5. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board or as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman, the President or


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       the Secretary or any two (2) or the directors by oral, telegraphic, or written notice, duly served or sent or mailed to each director not less than two (2) days before such meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present shall, in writing or by telegram, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such annual meeting is held or at such other place, as determined by the directors. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

                   SECTION 6. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                   SECTION 7. Telephone Meetings. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, members of the Board of Directors or members of any committee designated by such Board may, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, participate in and hold a meeting of such Board of Directors or committee by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

                   SECTION 8. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

                   SECTION 9. Compensation. Directors, as such, shall not receive any stated compensation for their services, but by resolution of the Board of Directors, a fixed sum, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting thereof. By resolution of the Board of Directors, outside directors who do not receive compensation from the Corporation in any other capacity may receive compensation for their services. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

                                        ARTICLE V
                                   Executive Committee

                   SECTION 1. Executive Committee. The Board of Directors may appoint an Executive Committee of three (3) or more members (with such alternates, if any, as may be deemed desirable), to serve during the pleasure of the Board, to consist of such directors as the Board may


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       from time to time designate.  The Chairman of the Executive Committee shall be designated by the Board of Directors.

                   SECTION 2. Procedure. The Executive Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules or procedure; no change in which shall be made save by a majority vote to its members.

                   SECTION 3. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation.

                   SECTION 4. Reports. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.


                                        ARTICLE VI
                        Other Committee of the Board of Directors

                   The Board of Directors may designate one or more directors (with such alternate, if any, as may be deemed desirable) to constitute another committee or committees for any purpose, which shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

                                       ARTICLE VII
                                         Officers

                   SECTION 1. Officers. The Board of Directors shall elect, as executive officers, a Chairman of the Board of Directors (who may also occupy the office of President), a President, a Secretary and a Treasurer, one or more Vice Presidents (in the case of each such Vice President, with such descriptive title, if any, as the Board of Directors may deem appropriate), and one or more Assistant Secretaries and Assistant Treasurers. The Chairman of the Board of Directors or the President may also be the Chief Executive Officer, as designated by the Board of Directors.


                   SECTION 2.  Vacancies.   Any vacancy in any office may be
       filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

                   SECTION 3. President. The President may be a member of the Board of Directors and the chief operating officer of the Corporation. Subject to the directions of the Board of Directors, he shall have any exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of a president of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.



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                   SECTION 4.  Chairman of the Board.  The Chairman of the
       Board, if elected, shall be a member of the Board of Directors and shall preside at its meetings. He shall keep in close touch with the administration of the affairs of the Corporation, shall advise and counsel with the President, and, in his absence, with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

                   SECTION 5. Vice Presidents. Each Vice President, if elected, shall be and exercise such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors, or as may be delegated to him by the President.

                   SECTION 6. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of law and these bylaws; he shall be responsible for the custody and safekeeping of the records, and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when the seal is so affixed he may attest the same; he may sign, with the President or Vice President, certificates of stock of the Corporation; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

                   SECTION 7. Assistant Secretaries. The Assistant Secretaries shall, in the absence or disability or at the direction of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                   SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; he may indorse for collection on behalf of the Corporation, checks, notes and other obligations; he may sign receipts and vouchers for payments made to the Corporation; singly or jointly with another person as the Board of Directors may authorize, he may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

                   SECTION 9. Assistant Treasurers. The Assistant Treasurers shall, in the absence or disability or at the direction of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.




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                   SECTION 10.  Subordinate Officers.  The Board of Directors
       may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

                   SECTION 11. Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

                   SECTION 12. Removal. Any officer of the Corporation may be removed, with or without cause, by a majority vote of the Board of Directors at a meeting called for that purpose.

                   SECTION 13. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

                                       ARTICLE VIII
                                  Certificates of Stock

                   SECTION 1. Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class and series shall be consecutively numbered and signed by the President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed.
        In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such facsimile signature or signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

                   SECTION 2. Transfer of Shares. Subject to any applicable restrictions contained in the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed


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       thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation.

                   SECTION 3. Closing of Transfer Books. The stock transfer books of the Corporation may, if deemed expedient by the Board of Directors, be closed for such length of time not exceeding sixty (60) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

                   SECTION 4. Dates of Record. If deemed expedient, the Board of Directors may fix in advance a date for such length of time not exceeding sixty (60) days as the Board may determine, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any issuance, change, conversion or exchange or capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such issuance, change, conversion or exchange of capital stock, as the case may be, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid; provided, however, that no record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders shall be fixed on a date less than ten (10) days before the date of such meeting.

                   SECTION 5. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued upon the following conditions:

                   The owner of said certificate shall file with the Secretary of the Corporation an affidavit giving the facts in relations to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit to be in such form and contain such statements as shall satisfy the President and Secretary that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, the President and Secretary shall require such owner to file with the Secretary a bond in such penal sum and in such form as they may deem advisable, and with a surety or sureties approved by them, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed a new certificate for the same number of shares


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       shall be issued to the owner of the certificate so lost or destroyed;
       and the transfer agent and registrar of stock shall countersign and register such new certificate upon receipt of a written order signed by the said President and Secretary, and thereupon the Corporation will save harmless said transfer agent and registrar in the premise. A Vice President may act hereunder in the stead of the President, and an Assistant Secretary in the stead of the Secretary. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond or indemnity given as a condition of the issue of such new certificate may be surrendered.

                                        ARTICLE IX
                                   Checks, Notes, Etc.

                   SECTION 1. Execution of Checks, Notes Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                   SECTION 2. Execution of Contracts, Assignments, Etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, the Chairman of the Board, or any Vice President or by such other officer of officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors; and, when necessary or appropriate, shall be attested by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.

                   SECTION 3. Execution of Proxies. The President or the Chairman of the Board or, in their absence or disability, a Vice President, may authorize from time to time the signature and issuance of proxies to vote shares of stock of other companies standing in the name
       of the Corporation.   All such proxies shall be signed in the name of
       the Corporation by the President, the Chairman of the Board or a Vice President and by the Secretary or an Assistant Secretary.


                                        ARTICLE X
                                   Waivers and Consents

                   Whenever any notice is required to be given by law, or under the provisions of the Certificate of Incorporation, or of these bylaws, such notice may be waived, in writing, signed by the person or persons entitled to such notice, or by his attorney or attorneys thereunto authorized, whether before or after the event or action to which such notice relates.

                   Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the Certificate of Incorporation or of these bylaws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such action being taken.




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                   Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such Committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such Committee.

                                        ARTICLE XI
                                        Dividends

                   Except as otherwise provided by law or by the Certificate of Incorporation, the Board of Directors may declare dividends out of the surplus of the Corporation at such times and in such amounts as it may from time to time designate.

                   Before crediting net profits to surplus in any year, there may be set aside out of the net profits of the Corporation for that year such sum or sums as the Board of Directors from time to time in its absolute discretion may deem proper as a reserve fund or funds to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation.

                                       ARTICLE XII
                              Indemnification and Insurance

                   SECTION 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director


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       or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                   SECTION 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending and proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard or conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholder) that the claimant has not met such standard or conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

                   SECTION 3. Non-Exclusivity or Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive or any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                   SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                   SECTION 5. Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.



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                   SECTION 6.  Indemnity Agreements.  The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

                                       ARTICLE XIII
                                   Inspection of Books

                   The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                       ARTICLE XIV
                                       Fiscal Year

                   The fiscal year of the Corporation shall end on such dates as the Board of Directors may by resolution specify and the Board of Directors may by resolution change such date for future fiscal years at any time or from time to time.

                                        ARTICLE XV
                                        Amendments

                   These Bylaws may be altered, amended or repealed and new Bylaws adopted by the stockholders or by the Board of Directors by a majority vote at any meeting called for that purpose.
































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